SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 30, 2003


                        General DataComm Industries, Inc.
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                      1-8086                    06-0853856
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(State or Other Jurisdiction         (Commission                (IRS Employer
    of Incorporation)                 File Number)           Identification No.)


    6 Rubber Avenue, Naugatuck, CT                             06770
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(Address of Principal Executive Offices)                     (Zip Code)


        Registrant's telephone number, including area code (203) 729-0271
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                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

         On September 30, 2003, the Stock Option Committee of the Board of Directors authorized certain awards, grants and options pursuant to the 2003 Stock and Bonus Plan ("Plan") that was adopted as part of the Plan of Reorganization that became effective September 15, 2003.

         Pursuant to the Plan, the Committee awarded Howard S. Modlin, Chief Executive Officer, 459,268 shares of the Corporation's Class B Stock and Lee M. Paschall and John L. Segall, Directors, 25,000 shares each of the Corporation's Common Stock. The shares issued under such grants are not registered under the Securities Act of 1933 and must be held for investment unless so registered or an exemption from registration exists. These awards increased the Company's total Common Stock and Class B Stock outstanding at September 30, 2003 to 3,941,393 shares.

         The Committee also granted an aggregate of 36,910 options to 34 employees to purchase the Corporation's Common Stock at an option price of $4.00 per share, including 10,250 options to William G. Henry, Vice President Administration and Finance and 10,000 options to George Gray, Vice President Engineering and Manufacturing. The options vest in increments of 25% one, two, three and four years after grant and expire five years after grant.

         The Committee also awarded an aggregate of 195,400 conditional stock grants to purchase the Corporation's Common Stock at $.01 per share to all current employees (a total of 112 employees), including 25,000 each to William
G. Henry, George Gray and George Best, Vice President Sales and Marketing, which grants may be exercised at any time on or before March 31, 2006 except such grants for 1,500 shares may not be exercised until September 30, 2004. The shares issuable pursuant to the options and grants are not registered under the Securities Act of 1933 and must be held for investment until so registered or an exemption from registration exists.

         The Company accounts for stock compensation expense in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". As a result of the stock grants described above, the Company will record compensation expense in the quarter ended September 30, 2003 in the amount that the stock grants are valued, which is currently estimated to be approximately $650,000 subject to final value determination.

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

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        General DataComm Industries, Inc.
                                               (Registrant)


                                        By: /s/ William G. Henry
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                                            William G. Henry
                                            Vice President and
                                            Principal Financial Officer

November 4, 2003

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